BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433 1 SIXTH AMENDMENT THIS SIXTH AMENDMENT (the "Amendment") is made and entered into as of\ __________________, by and between IRVINE EASTGATE OFFICE I LLC, a Delaware limited liability company, hereafter called “Landlord,” and BIONANO GENOMICS, INC., a Delaware corporation, hereafter called “Tenant.” RECITALS A. Landlord (as successor in interest to The Irvine Company LLC, a Delaware limited liability company) and Tenant are parties to that certain lease dated January 16, 2012, which lease has been previously amended by a First Amendment to Lease dated September 10, 2013, a Second Amendment dated July 1, 2015 (the “Second Amendment”), a Third Amendment dated December 19, 2019, a Fourth Amendment dated February 15, 2021 (the “Fourth Amendment”) and a Fifth Amendment dated January 12, 2022 (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 24,494 rentable square feet described as Suites 100, 150 and 155 (the “9540 Premises”) of the building located at 9540 Towne Centre Drive, San Diego, California (the "9540 Building") and space containing approximately 16,607 rentable square feet described as Suite 100 (the “9640 Premises”) of the building located at 9640 Towne Centre Drive, San Diego, California (the “9640 Building”). B. The Lease by its terms will expire on December 31, 2025 ("Third Prior Expiration Date"), and the parties desire to extend the Term of the Lease, all on the following terms and conditions C. Tenant desires to surrender the 9640 Premises to Landlord on or before the Third Prior Expiration Date and that the Lease be appropriately amended, and Landlord is willing to accept such surrender on the following terms and conditions. NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows: I. Extension. The Term of the Lease is hereby extended and will expire on December 31, 2030 ("Third Extended Expiration Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Third Prior Expiration Date ("Third Extension Date") and ending on the Third Extended Expiration Date will be referred to herein as the " Third Extended Term". For avoidance of doubt, the Lease will only be extended as to the 9540 Premises. II. Reduction. A. Tenant will vacate 9640 Premises in accordance with the terms of the Lease on or prior to the Third Prior Expiration Date and Tenant will fully comply with all obligations under the Lease respecting the 9640 Premises up to the Third Prior Expiration Date, including those provisions relating to the condition of the 9640 Premises and removal of Tenant's property therefrom. B. Effective as Third Prior Expiration Date, the Premises is decreased from approximately 41,101 rentable square feet to approximately 24,494 rentable square feet by the elimination of the 9640 Premises and will consist only of the 9540 Premises and the Lease will be deemed terminated with respect to the 9640 Premises. Tenant will surrender the 9640 Premises in accordance with the terms and conditions of the Lease, as modified by Section II.C below. C. On or before the Third Prior Expiration Date, Tenant must remove all of trade fixtures, furniture, equipment and other personal property (including its IT equipment) (collectively, the “9640 FF&E”) from the 9640 Premises but, notwithstanding any contrary provision of the Lease, Tenant will not be required to restore any tenant improvements or Alterations made in the 9640 Premises or remove any data or telephone cabling from the 9640 Premises and will deliver the 9640 Premises to Landlord in its as-is condition, broom clean and with all 9640 FF&E removed. D. If Tenant will holdover in the 9640 Premises beyond the day immediately preceding the Third Prior Expiration Date, Tenant will be liable for Basic Rent and other charges respecting the 9640 Premises in accordance with Section 15.1 (Holding Over) of the Lease, at the rate in effect for the 9640 Premises for the month of December 2025. Such holdover amount will not be in limitation of Tenant's liability for consequential or other damages arising from Tenant's holding over nor will it be deemed permission for Tenant to holdover in the 9640 Premises. Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108 June 27, 2025

Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108

III. Basic Rent. As of the Third Prior Expiration Date, the schedule of Basic Rent contained in the Lease is deleted, and the following is substituted therefor:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Basic Rent
1/1/26 to 12/31/26	$3.00	$73,482.00
1/1/27 to 12/31/27	$3.14	$76,911.16
1/1/28 to 12/31/28	$3.28	$80,340.32
1/1/29 to 12/31/29	$3.43	$84,014.42
1/1/30 to 12/31/30	$3.58	$87,688.52

All such Basic Rent shall be payable by Tenant in accordance with the terms of the Lease.

Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1) under this Lease, Tenant will be entitled to an abatement of 8 full calendar months of Basic Rent in the aggregate amount of $629,495.80 (the “Sixth Amendment Abated Basic Rent”) for the following periods: (i) January 1, 2026 through February 28, 2026 in the amount of $73,482.00 per month; (ii) January 1, 2027 through February 28, 2027 in the amount of $76,911.16 per month; (iii) January 1, 2028 through February 29, 2028 in the amount of $80,340.32 per month; and (iv) January 1, 2029 through February 28, 2029 in the amount of $84,014.42 per month (the “Sixth Amendment Abatement Period”). If Tenant is in Default at any time during the Term, the Sixth Amendment Abated Basic Rent that has not yet been abated will be cancelled (for instance, if Tenant is in Default on December 31, 2027, then the Basic Abated Rent will not be abated for the periods from January 1 to February 29, 2028 and from January 1 and February 28, 2029) and the then unamortized (amortized on a straight-line basis over the Third Extension Term) portion of the Sixth Amendment Abated Basic Rent that has been abated as of the date of the Default will immediately become due and payable. The payment by Tenant of the unamortized Sixth Amendment Abated Basic Rent in the event of a Default will not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. Only Sixth Amendment Abated Basic Rent will be abated during the Sixth Amendment Abatement Period and all other Rent and other costs and charges specified in this Lease will remain as due and payable pursuant to the provisions of this Lease.

IV. Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

V. Project Costs and Property Taxes. For the period commencing on the Third Prior Expiration Date and ending on the Third Extended Expiration Date, Tenant will be obligated to pay Tenant's Share of Project Costs and Property Taxes accruing in connection with the Premises in accordance with the terms of the Lease through the Third Extended Term.

VI. Improvements to Premises.

A. Condition of Premises. Tenant agrees to accept the Premises "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B. Tenant Improvements. Landlord hereby agrees to complete the Sixth Amendment Tenant Improvements for the Premises in accordance with the provisions of Exhibit X, Work Letter, attached hereto.

VII. Representations. Tenant represents that it has not made any assignment, sublease, transfer, conveyance of the Lease or any interest therein or in the 9640 Premises that are currently effective and have not already expired other than those explicitly recited herein and further represents that to the best of its knowledge, there is not and will not hereafter be any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the 9640 Premises, and Tenant agrees to indemnify and hold harmless Landlord in accordance to the terms set forth in Section 10.3 of the Lease. Tenant acknowledges that Landlord will be relying on this Amendment in entering into leases for the 9640 Premises with other parties.

VIII. Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease will be amended in the following additional respects:

A. Parking. Notwithstanding any contrary provision in Exhibit F to the Lease, “Parking,” effective as of the Third Prior Expiration Date, Landlord will lease to Tenant, and Tenant will lease from Landlord, 91 unreserved parking spaces at the rate of $0.00 per parking space per month through the Third Extended Expiration Date. Tenant will continue to have the right to designate 6 reserved parking spaces adjacent to the 9540 Building entry as reserved for Tenant and Tenant's visitors. Additionally, Tenant will be required to convert 1 unreserved stall to a reserved stall in the back of the 9540 Building directly adjacent to the emergency power generator connection point.

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433
2

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433 3 B. SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (“OFAC”). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant. C. Eyebrow Signage. As of the Third Prior Expiration Date, Section 3 of Exhibit G to the Lease, as most recently amended by Section VIII.1. of the Fourth Amendment, is deleted in its entirety and will be of no further force or effect. Tenant will be required to remove the Eyebrow Signage at 9640 Building on or prior to the Third Prior Expiration Date. For sake of clarification, Tenant’s signage rights related to its current lease on the 9540 Building will remain intact. D. Roof Rights. As of the Third Prior Expiration Date, Section VII.D of the Second Amendment is deleted in its entirety without and will be of no further force or effect. Tenant will remove any Wireless System and other equipment installed by Tenant and restore the Licensed Area to its original condition on or prior to the Third Prior Expiration Date. E. Tender. The Lease is hereby amended by deleting the last sentence of Section 10.3 and substituting the following in lieu thereof: “Tenant will tender any action or proceeding for which it has indemnification obligations under this Lease to its insurer, and request coverage for its indemnity obligations to Landlord. If Tenant is obligated to indemnify Landlord under this Lease, Tenant will accept any tender of defense of any action or proceeding for which it has indemnifications under this Lease in which Landlord is named or made a party, within 14 days of the tender and will, notwithstanding any allegations of sole negligence or willful misconduct on the part of Landlord, defend Landlord as provided herein until a final determination of Landlord’s sole negligence or willful misconduct is made. For purposes of this Section 10.3, "Landlord" includes Landlord and Landlord's directors, officers, shareholders, members, agents and employees. Tenant’s obligations under this Section 10.3 will survive the termination of this Lease.” F. Tenant’s Insurance. Exhibit D to the Lease, Tenant’s Insurance, is hereby amended by adding the following: “4. VENDORS AND CONTRACTORS INSURANCE. If Tenant hires any vendor or contractor to complete work on the Premises; Tenant will cause such vendor or contractor to comply with the following insurance requirements: A. Commercial general liability insurance with coverage limits of not less than $1,000,000 combined single limit for bodily injury, personal injury, death and property damage liability per occurrence or the current limit carried by vendor or contractor, whichever is greater, B. Worker's compensation coverage as required by applicable law, including employer's liability coverage with a limit of not less than $1,000,000 each employee, each accident and each disease. C. Vendor or Contractor and its insurer(s) providing the insurance coverages described in this Section 4 Parts A, and B above, will waive any and all rights of recovery against Landlord and all entities controlling, controlled by, or under common control with Landlord, together with their respective owners, shareholders, partners, members, divisions, officers, directors, employees, representatives and agents, and all of their respective successors. D. The commercial general liability insurance policy required in Section 4 Part A, will name Landlord and all entities controlling, controlled by, or under common control with Landlord, together with their respective owners, shareholders, partners, members, divisions, officers, directors, employees, representatives and agents, and all of their respective successors as additional insured for both operations and product completed operations coverage. Such coverage will be primary and non-contributory to any insurance or self-insurance carried by Landlord and all entities controlling, controlled by, or under common control with Landlord.” I. GENERAL. A. Effect of Amendments. The Lease remains in full force and effect except to the extent that it is modified by this Amendment. B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433 4 circumstances will Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. C. Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is deemed to be an original; all, however, will constitute but one and the same amendment. The parties expressly agree that one or each of the parties may execute and deliver this Amendment electronically using a certificate-based electronic signature and delivery software service approved and initiated by Landlord that provides an audit trail and method for authenticating signers (the “Approved Service”). The Approved Service will have the same legal effect as a handwritten signature and will be admissible evidence of the parties' mutual intent to be legally bound by this Amendment. The parties declare that they have received all of the information required to be fully aware of the certificate-based electronic signature software process and each party hereby waives any claim which it may have against the enforceability of this Amendment based on the use of the Approved Service. D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease will have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment. E. Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms. F. California Certified Access Specialist Inspection. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises." G. Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees also apply to this Amendment. H. Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord will be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Savills (“Tenant’s Broker”) is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, will be binding and enforceable in connection with the negotiation of this Amendment. I. Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord will not be bound by this Amendment until Landlord has executed and delivered the same to Tenant. J. Nondisclosure of Terms. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant will disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord. [SIGNATURES ARE ON FOLLOWING PAGE] Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108

Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

IRVINE EASTGATE OFFICE I LLC,
a Delaware limited liability company

By: DocuSigned by: Beau G. Rawi
E453E9776388443...
Beau G. Rawi
Senior Vice President, Leasing
Office Properties

By: DocuSigned by: Christopher Gash
9E80617D261242A...
Christopher Gash
Regional Vice President, Operations
Office Properties

Initial: JM

TENANT:

BIONANO GENOMICS, INC.,
a Delaware corporation

By: DocuSigned by: Erik Holmlin
F077B7C4C5AA404...
Erik Holmlin
CEO

By: Signed by: Mark T. Oldakowski
F64EB463A8FB439...
Mark Oldakowski
COO

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433
5

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433 1 EXHIBIT X WORK LETTER BUILD TO SUIT Landlord will cause its contractor to construct the tenant improvements (the “Sixth Amendment Tenant Improvements”) for the Premises (meaning the 9540 Premises) as shown in the space plan (the “Plan”) prepared by McFarlane and dated March 28, 2025 (attached hereto as Exhibit X-1), and the cost estimate (the “Cost Estimate”) prepared by Bycor and dated May 8, 2025 (attached hereto as Exhibit X- 2). Any additional cost resulting from changes requested by Tenant will be borne solely by Tenant and paid to Landlord prior to the commencement of construction. Unless otherwise specified in the Plan or Cost Estimate or hereafter agreed in writing by Landlord, all materials and finishes utilized in constructing the Sixth Amendment Tenant Improvements will be Landlord's building standard. Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion, Tenant will respond in writing, as appropriate, within 5 business days unless a shorter period is provided herein. Tenant will not unreasonably withhold its approval of any matter, and any disapproval will be limited to items not previously approved by Tenant in the Plan or otherwise. Provided that Tenant is not in Default of the Lease nor has Tenant become insolvent or filed a petition for protection under the U.S. Bankruptcy Code (or similar law) or had a petition filed under any such law, to the extent reasonably feasible, Landlord will commence the Sixth Amendment Tenant Improvements on or about October 1, 2025 and will use commercially reasonable efforts to complete the Sixth Amendment Tenant Improvements within 75 days after commencing the same. In the event that Tenant requests in writing a revision in the Plan or in any other plans hereafter approved by Tenant, then provided such change request is acceptable to Landlord, Landlord will advise Tenant by written change order of any additional cost such change would cause. Tenant will approve or disapprove such change order in writing within 5 business days following its receipt. Tenant's approval of a change order will not be effective unless accompanied by payment in full of the additional cost of the tenant improvement work resulting from the change order. It is understood that Landlord will have no obligation to interrupt or modify the Sixth Amendment Tenant Improvements pending Tenant's approval of a change order. Landlord will be entitled to a construction management fee equal to 3% of hard and soft costs of any changes to the Plan requested by Tenant. It is understood that some or all of the Sixth Amendment Tenant Improvements will be done during Tenant’s occupancy of the Premises. In this regard, Tenant agrees to assume any risk of injury, loss or damage which may result. Tenant further agrees that it will be solely responsible for relocating its office equipment and furniture in the Premises in order for Landlord to complete the work in the Premises and that no rental abatement will result while the Sixth Amendment Tenant Improvements are completed in the Premises. Landlord will use commercially reasonable efforts to minimize interference to Tenant’s operations in the performance of the Sixth Amendment Tenant Improvements. Tenant hereby designates Mark Odakowski Telephone No. (858) 249-8999, Email: moldakowski@bionanogenomics.com as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for changes, and Landlord will be entitled to rely upon authorizations and directives of such person(s) as if given by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord. Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108

Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108

EXHIBIT X-1

PLAN


9540 TOWNE CENTER DRIVE - FIRST LEVEL CONCEPT PLAN
SCALE: 1" = 20'-0"
3/28/25
McFARLANE ARCHITECTS
bionano

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3
6/18/2025-Opp-052433
2

Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108

EXHIBIT X-2

COST ESTIMATE

IRVINE COMPANY | OFFICE PROPERTIES

ROM PRICING #: 2

ABANDONMENT %: 20

PROJECT:	Bionano Reconfiguration 3540 Towne Centre Drive San Diego CA	PRICING DATE:	5.8.2025
		PROJECT NO:	OC 25246
CONTRACTOR:	Bycor General Contractors 6490 Marindustry Place San Diego, CA 92121	CONSTRUCTION MANAGER:	Patrick Mackle
		ARCHITECT:	N/A - Design Build
PROJECT M'GR:	Brian Stanton	USEABLE SQUARE FOOTAGE:	24,494
PLAN DATE:	3/28.25	RENTABLE SQUARE FOOTAGE:	24,494
ADDENDUM #1 DATED:	Site Walks 4.1.25 & 4.4.25		
ADDENDUM #2 DATED:	-		

DESCRIPTION	STANDARD	/USF	NON-STANDARD	/USF	TOTAL COST	/RSF	/USF
TOTAL PROJECT HARD COSTS:	$224,248	$9.16	$0	$0.00	$224,248	$9.16	$9.16
TOTAL PROJECT SOFT COSTS:	$0	$0.00	$0	$0.00	$0	$0.00	$0.00
CM FEE @ 3%:	$6,727	$0.27	$0	$0.00	$6,727	$0.27	$0.27
CONTINGENCY @ 10%:	$22,425	$0.92	$0	$0.00	$22,425	$0.92	$0.92
TOTAL PROJECT COST:	$253,400	$10.35	$0	$0.00	$253,400	$10.35	$10.35
Allowance/BTS	$0	$0.00	$0	$0.00	$0	$0.00	$0.00
Variance/Customer Cost:	$253,400	$10.35	$0	$0.00	$253,400	$10.35	$10.35
TOTAL ALTERNATE COST:	$0	$0.00					

Please note: alternates are listed separately on page 4 and are not included in the Total Project Cost above

TBD	TBD
ESTIMATED START DATE	SUBSTANTIAL COMPLETION DATE

Not valid until fully executed by all parties listed below.

Signature of this Bid Summary Document indicates your agreement herewith, including all terms and conditions included in the Lease and Workletter.

APPROVALS

CUSTOMER APPROVAL:
Bionano Reconfiguration

TOTAL TENANT APPROVAL

NOTES: [% due at Final Pricing] OR [NA]
[Balance due on [date/at end of project]]

By:

Name: Date

TIC ACCOUNTING:

APPROVED T.I. COST: $253,400

APPROVED CAPITAL COST: $0

TIC Construction Accountant confirm Tenant Amount Billed at Final Pricing: $ (CA Initial)

Capital >$5k; Operations Database #:

OWNER APPROVAL:
The Irvine Company LLC, a Delaware limited liability company
111 Innovation Drive, Irvine, CA 92617

By:	By:
Name: Kyle Johnson	Name: Patrick Mackle
Title: Sr. Director, Construction Services	Title: Director, Construction Services

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433
3

Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108

TIC BID DETAIL
Bycor General Contractors
Brian Stanton

Bionano Reconfiguration
3540 Towne Centre Drive
San Diego CA
OC 25246

HARD COST BREAKDOWN:		STANDARD	NONSTANDARD	/USF
01000	GENERAL CONDITIONS	$ 10,818.97	$ -	$ 0.44
01200	SUPERVISION	$ 3,934.17	$ -	$ 0.16
01300	TEMPORARY UTILITIES	$ -	$ -	$ -
01400	CLEANING & PROTECTION	$ 2,000.00	$ -	$ 0.08
02050	DEMOLITION	$ 1,100.00	$ -	$ 0.04
02200	SITEWORK	$ -	$ -	$ -
03300	CONCRETE	$ -	$ -	$ -
05000	METALS	$ -	$ -	$ -
05500	STRUCTURAL STEEL	$ -	$ -	$ -
06100	ROUGH CARPENTRY	$ -	$ -	$ -
06200	MILLWORK	$ -	$ -	$ -
07200	INSULATION	$ 2,250.00	$ -	$ 0.09
07250	FIRE PROOFING	$ -	$ -	$ -
07700	ROOFING	$ 4,500.00	$ -	$ 0.18
08200	DOORS/FRAMES/HARDWARE	$ -	$ -	$ -
08800	GLASS & GLAZING	$ -	$ -	$ -
09250	DRYWALL/METAL STUDS	$ 4,863.00	$ -	$ 0.20
09500	ACOUSTICAL CEILINGS	$ 2,650.00	$ -	$ 0.11
09600	CERAMIC TILE / STONE	$ -	$ -	$ -
09680	FLOOR COVERING & BASE	$ 1,100.00	$ -	$ 0.04
09900	PAINT & WALLCOVERING	$ 2,433.00	$ -	$ 0.10
10000	MISC. SPECIAL FLOORING	$ -	$ -	$ -
10000	APPLIANCES	$ -	$ -	$ -
10000	PROJECTION SCREENS	$ -	$ -	$ -
10000	MOVABLE PARTITIONS	$ -	$ -	$ -
10800	TOILET PARTITIONS & ACCESS	$ -	$ -	$ -
12500	WINDOW COVERINGS	$ -	$ -	$ -
14000	ELEVATOR MODIFICATION	$ -	$ -	$ -
15300	FIRE SPRINKLERS	$ 3,200.00	$ -	$ 0.13
15300	FIRE EXTINGUISHERS	$ -	$ -	$ -
13850	FLS	$ 750.00	$ -	$ 0.03
15400	PLUMBING	$ 2,100.00	$ -	$ 0.09
15500	HVAC	$ 56,676.00	$ -	$ 2.31
16000	ELECTRICAL	$ 48,572.66	$ -	$ 1.98
00000	FINAL CLEAN	$ 1,500.00	$ -	$ 0.06
00000	MINOR AFTER HOURS LABOR ALLOWANCE	$ 3,500.00	$ -	$ 0.14
00000	EMERGENCY BACK UP ALT	$ 59,513.94	$ -	$ 2.43
00000	OTHER	$ -	$ -	$ -
17000	INSURANCE @ ____ %	$ 1,967.09	$ -	$ 0.08
18000	OVERHEAD & PROFIT @ ____ %	$ 10,818.97	$ -	$ 0.44
	SUBTOTAL CONTRACT AMOUNT	$ 224,247.80	$ -	$ 9.16

TOTAL GC'S CONTRACT AMOUNT	**$ 224,247.80**	$ 9.16
RECOMMEND GC & AMOUNT	**$ 224,247.80**	$ 9.16

SOFT COST BREAKDOWN:	STANDARD	NONSTANDARD	/USF
SPACE PLANNING	$ -	$ -	$ -
CONSTRUCTION DOCUMENTS	N/A	$ -	$ -
CONSTRUCTION ADMINISTRATION	$ -	$ -	$ -
MECHANICAL ENGINEERING	INC	$ -	$ -
ELECTRICAL ENGINEERING	INC	$ -	$ -
STRUCTURAL ENGINEERING	$ -	$ -	$ -
REIMBURSABLES	$ -	$ -	$ -
PLAN CHECK FEE (ALLOWANCE)	$ -	$ -	$ -
PERMIT FEE (ALLOWANCE)	$ -	$ -	$ -
REFRIGERATOR (KITCHENAID FRENCH DR)	$ -	$ -	$ -
KEYING / SIGNAGE / SECURITY	$ -	$ -	$ -
TOTAL SOFT COSTS	**$ -**	**$ -**	$ -

TOTAL HARD AND SOFT COSTS	**$ 224,247.80**	**$ -**	$ 9.16
CONSTRUCTION MANAGEMENT FEE @ 3%	**$ 6,727.43**	**$ -**	$ 0.27
CONTINGENCY @ 10%:	**$ 22,424.78**	**$ -**	$ 0.92
TOTAL PROJECT COST BEFORE ALTERNATES	**$ 253,400.02**	**$ -**	$ 10.35

QUALIFICATIONS AND UNDERSTANDINGS:

Design Build drawings from HVAC and Electrical Subs, simple permit by HVAC and Electrical Subs
No work included for old 9530 TCD Generator connection

EXCLUSIONS:

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433
4

Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108

BYCOR
GENERAL CONTRACTORS

6490 MARINDUSTRY PLACE
SAN DIEGO, CA 92121
858-587-1901, F: 587-1903
LICENSE #444203

Proposed On: 4/8/2025
ROMPricing

PROJECT: **9540 BioNano - Misc Scope**
9540 Towne Center Drive, 150

Plan Date: NA
Architect: NA
USF: NA

CONTACT: **Patrick Mackle**
EMAIL: pmackle@irvinecompany.com

Prepared By: Brian Stanton bstanton@bycor.com
Lauren Resch lresch@bycor.com

CSI CODES	DESCRIPTION	TOTAL QTY	UNIT PRICE		UNIT TOTAL	SUB TOTAL
DIV. 1	**JOB REQUIREMENTS:**					
01650	**Protection:**					
	Server Room / Occupied area protection	1	$2,000.00	ls	$2,000.00	
	SUBTOTAL					**$2,000.00**
01850	**Final Clean:**					
	Clean up - Final	1	$1,500.00	ls	$1,500.00	
	SUBTOTAL					**$1,500.00**
DIV. 2	**SITE WORK:**					
02050	**Demolition:**					
	Remove wall opening at Server room	1	$1,100.00	ls	$1,100.00	
	SUBTOTAL					**$1,100.00**
DIV. 6	**WOOD:**					
06200	**Millwork:**	*Not Included*				
DIV. 7	**THERMAL/MOISTURE PROTECTION:**					
07200	**Insulation:**					
	Ceiling Insulation allowance at new server room addition	1	$1,000.00	ls	$1,000.00	
	Caulking at penetrations at existing walls at new server	1	$1,250.00	ls	$1,250.00	
	SUBTOTAL					**$2,250.00**
07500	**Roofing:**					
	Roofing	1	$4,500.00	ls	$4,500.00	
	SUBTOTAL					**$4,500.00**
DIV. 8	**DOORS/WINDOWS:**					
08200	**Doors/Frames/Hardware:**	*Not Included*				
08800	**Glass:**	*Not Included*				
DIV. 9	**FINISHES:**					
09250	**Drywall/Framing:**					
	Framing, drywall and taping at large cased opening	1	$4,863.00	ls	$4,863.00	
	Patch existing walls in server room expansion					
	SUBTOTAL					**$4,863.00**
09300	**Tile:**	*Not Included*				
09500	**T-Bar/Acoustic:**					
	Remove and stack existing ceiling tile for reuse.	1	$2,650.00	ls	$2,650.00	
	Repair existing ceiling grid at demolished ceiling high wall construction.					
	Frame openings and provide slack wires for new and relocated lay in light fixtures only.					

5/8/20253:08 PM5Bionano Rework ROM 2.xlsx

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433
5

Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108

	Reinstall existing ceiling tile with some new to match existing.					
	SUBTOTAL					**$2,650.00**
09680	**Floor Covering:**					
	Rubber base repair	1	$1,100.00	ls	$1,100.00	
	VCT patch at new cased opeings					
	SUBTOTAL					**$1,100.00**
09900	**Paint:**					
	Paint new and affected walls	1	$2,433.00	ls	$2,433.00	
	SUBTOTAL					**$2,433.00**
DIV. 11	**EQUIPMENT:**					
11400	**Appliances:**	*Not Included*				
DIV. 15	**MECHANICAL:**					
15400	**Plumbing:**					
	Condensate drains for new splits	1	$2,100.00	ls	$2,100.00	
	SUBTOTAL					**$2,100.00**
15500	**Fire Protection:**					
	New and relocated sprinkler heads as required	1	$2,000.00	ls	$2,000.00	
	Design, Plans, Inspections.	1	$1,200.00	ls	$1,200.00	
	SUBTOTAL					**$3,200.00**
15560	**Fire Extinguishers:**	*Not Included*				
15800	**Heating/Air Conditioning:**					
	Base Bid	1	$52,850.00	ls	$52,850.00	
	Crane costs for hoisting HVAC equipment					
	Furnish and install four (4) new 3 ton condensing units on the roof					
	Furnish and install four (4) wall mounted, mini split system evaporator units in the new IDF Room					
	Refrigerant piping to the roof					
	Condensate drains, including pumps					
	Low voltage control wiring, and wall mounted, wired thermostats					
	Startup and test the new split systems for proper operation					
	Work to be performed during normal business hours					
	No Scope in CLIA Areas					
	Design Build & Simple Permit	1	$3,826.00		$3,826.00	
	SUBTOTAL					**$56,676.00**
DIV. 16	**ELECTRICAL:**					
16050	**Electrical:**					
note 6	Convert existing outlet to 20 amp	1	$325.00	ea	$325.00	
note 2	Rework wiremold, and circuits per wall demo	1	$2,498.00	ls	$2,498.00	
note 7	Separate 120V 20A Circuit quad cord drop	4	$975.00	ea	$3,900.00	
note 4	Separate 120V 20A Circuit L5-20 cord drop	5	$975.00	ea	$4,875.00	
note 4	Separate 250V 20A Circuit L6-20 cord drop	5	$1,215.00	ea	$6,075.00	
note 5	Line voltage to 4 ton split system	3	$2,443.14	ea	$7,329.43	
note 3	Relocate circuit at L1B to make room for 3 pole	2	$125.00	ea	$250.00	
note 3	Sub feed 100a, to suite 208 panel	50	$56.20	lf	$2,810.00	
note 3	Provide 100A 120/208V main, at existing panel L1B	2	$475.71	ea	$951.43	
note 3	Panelboard 200A 120/208V MLO 42 circuit	2	$3,706.90	ea	$7,413.80	
	Allowance at CLIA	1	$7,000.00	ls	$7,000.00	
	As-builts (to verify existing circuiting, per design print)	1	$350.00	ls	$350.00	
	As-builts (end of job, CLOSEOUT)	1	$195.00	ls	$195.00	
	Demo costs	1	$750.00	ls	$750.00	
	Design Build & Simple Permit	1	$3,850.00		$3,850.00	
	SUBTOTAL					**$48,572.66**
16500	**Life Safety: Nova**					
	No work affidavit	1	$750.00	ls	$750.00	
	SUBTOTAL					**$750.00**
	Minor After hours	1	$3,500.00	ls	$3,500.00	**$3,500.00**

5/8/20253:08 PM6Bionano Rework ROM 2.xlsx

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433
6

BIONANO GENOMICS, INC.-9540 Towne Centre Drive-STES 100, 150, 155-6A3 6/18/2025-Opp-052433 7 Docusign Envelope ID: 94C8BBF4-D0F7-4E72-A5D0-184519C75108